Exhibit 10.27

                  Form of Executive Employment Agreement.

                            EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into to be effective as of the 29th day of August, 1997, by and between BOX ENERGY CORPORATION, a Delaware corporation (the "Company"), and
(the "Employee").

     In consideration of the mutual promises and covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:

     1.     Employment. The Company hereby employs the Employee as its upon the terms and conditions and for the
compensation herein provided, and the Employee agrees to be so employed and to render the services as specified.

     2. Term of Employment. The term of this Agreement will be for a period of two (2) years from the date of this Agreement unless sooner terminated in accordance with Section 5 hereof (the "Term"). Upon expiration of the Term, all obligations under this Agreement shall cease except as otherwise provided in Section 11 hereof. This Agreement may only be renewed by a written agreement signed by both parties. In the absence of such a written agreement or other written employment agreement signed by both parties, following the expiration of the Term, the Employee or the Company may terminate Employee's employment with or without notice and with or without reason.

     3. Duties. During the Term, the Employee agrees to devote his full and exclusive business time and attention to the business of the Company or any subsidiary or affiliate thereof, except for vacations and sick leave and charitable, education and civic activities that do not detract from the performance of his duties hereunder, in a professional and prudent manner in accordance with the Company's policy consistent with the Employee's position, and to devote his skill, energy, experience and judgment to perform all duties carefully, efficiently and to the satisfaction of the Company. The Employee shall have all the requisite powers and agrees to perform all of the duties associated with his position, subject to such policies and guidelines as may be established by the Company and agreements to which the Company is a party. The Employee agrees not to engage in any other activity or own any interest that would conflict with the interests of the Company or would interfere with the Employee's responsibilities to the Company and the performance of his duties hereunder.

     4. Compensation. During the period of employment, the Company will compensate the Employee as follows:

          (a)     Salary.  The Company will pay the Employee for services
rendered a base salary at the rate of                       DOLLARS
($        ) per year, subject to such withholding of taxes and other amounts as may be required by law, such salary to be paid in equal periodic installments in accordance with the Company's normal salary payment dates for employees. Salary will be reviewed annually and may be increased at the sole discretion of the Board of Directors or their designee.

          (b) Bonus. In addition to base salary, the Employee may receive an annual performance bonus, based on performance goals and targets as determined in the sole discretion of the Board of Directors or their designee. Because such bonus is discretionary, Employee is not guaranteed any annual performance bonus during any year of employment under this Agreement.

          (c) Benefits. During the period of employment hereunder, the Employee may participate in all employee benefit plans and programs for employees generally that the Company has in effect on the date hereof or may hereafter establish in the future in its sole and absolute discretion, subject to the terms of those plans and programs, but the Company shall not be required to establish any such plan or program and may discontinue any existing plan or program at any time.

          (d) Reimbursements and Expenses. The Company will reimburse the Employee for reasonable and necessary expenses incurred by the Employee on the Company's business in accordance with such procedures as the Company may from time to time establish, including documentation of such expenses by the Employee.

     5.     Termination.

          (a) Death or Disability. The employment of the Employee shall terminate immediately upon the death of the Employee. If Employee becomes disabled and is unable to perform the essential functions of the Employee's position or another vacant, existing position for which he is qualified with or without reasonable accommodation, the Company may terminate the employment of the Employee by written notice to the Employee, which termination shall be effective upon the date of sending of such notice.

          (b) Termination With or Without Cause. The Company may terminate the employment of the Employee with or without Cause by written notice to the Employee, which termination shall be effective upon the date of sending of such notice. "Cause" shall mean any termination of Employee's employment with the Company by reason of the Employee's (1) conviction of any felony or of a misdemeanor involving moral turpitude, (2) material failure to perform his duties or responsibilities in a manner satisfactory to the Company, (3) engagement in conduct which is injurious (monetarily or otherwise) to the Company or any of its affiliates (including, without limitation, misuse of the Company's or any of its affiliate's funds or other property), (4) engagement in business activities which are in conflict with the business interests of the Company, (5) insubordination, (6) engagement in conduct which is in violation of the Company's safety rules or standards or which otherwise causes injury to another employee or any other person, (7) engagement in conduct which is in violation with the guidelines for appropriate employee conduct as described in the Company's employee handbook or which is otherwise inappropriate in the office or work environment.

          (c) Resignation With or Without Reason. The Employee may terminate employment with or without reason and without notice; provided that if Employee purports to terminate his employment for "Good Reason," a "Good Reason" shall only exist upon the occurrence and continuation for a period of thirty (30) days after written notice to the Company from the Employee of any failure to pay, or any reduction of, the Employees' salary or reduction in the Employee's participation in Company benefit plans or programs that are then available to employees generally.

     6. Termination Payments. Upon the termination of the employment of the Employee prior to the expiration of the Term, the Employee shall be entitled to the following:

          (a) Death, Disability, For Cause or Resignation Without Good Reason. In the event of the termination of the Employee's employment by reason of death or disability pursuant to Section 5(a) hereof, the termination of the Employee's employment by the Company for Cause pursuant to Section 5(b) hereof, or the resignation of the Employee without Good Reason pursuant to Section 5(c) hereof, then the Employee shall be entitled to receive:

               (i) all salary which is accrued and unpaid as of the date of such termination;

               (ii) all unpaid accumulated and accrued benefits due under any benefit plan or program in which the Employee was a participant; and

               (iii) all payments due with respect to accrued and unpaid reimbursable expenses incurred by the Employee prior to the date of such termination of employment.

          (b) Without Cause or For Good Reason. In the event of the termination of the Employee's employment by the Company without Cause or the termination of employment by the Employee for Good Reason, then the Employee shall be entitled to receive a lump-sum cash severance payment equal to two times the amount of the Employee's then current annual base salary provided that Employee signs the Complete Release attached hereto as Exhibit "A" within the forty-five (45) day period immediately following the termination of Employee's employment.

          (c) Severance Payment Governed by Severance Plan. Employee acknowledges and agrees that the Company's severance obligations pursuant to Section 6(b) hereof constitute an individual severance agreement governed by the Company's Severance Plan. Employee further understands that the Company's severance obligations pursuant to Section 6(b) hereof are the Company's sole severance obligations to him during the Term of the Agreement, that, in accordance with the terms of the Severance Plan, he will not be entitled to any other severance under the Severance Plan because of this individual severance agreement, and that any dispute relating to the Company's severance obligations pursuant to Section 6(b) hereof shall be subject to the claims resolution procedure of the Severance Plan.

     7.     Nondisclosure.

          (a) The Employee hereby acknowledges that in connection with employment by the Company, the Employee will be exposed to and may obtain certain information, including, without limitation, information, trade secrets, formulae, technical data and know-how regarding the business and the operations of the Company (collectively, "Confidential Information"); Confidential Information, however, shall not include information disclosed or otherwise made available to the general public, information disclosed to third parties by the Company without restriction on such third parties, and information released from confidential treatment by written consent of the Company. The Employee further acknowledges that such Confidential Information is unique, valuable, considered trade secrets, and deemed proprietary by the Company.

          (b) The Employee agrees that all Confidential Information is and will remain the property of the Company. The Employee further agrees, for the duration of the Term and thereafter, to hold in strictest confidence all Confidential Information, and not, directly or indirectly, to duplicate, sell, use, lease, commercialize, disclose or otherwise divulge to any person or entity any portion of the Confidential Information or use any Confidential Information for the Employee's benefit or profit or allow any person, entity or third party, other than the Company and its authorized employees, to use or otherwise gain access to any Confidential Information.

          (c) All written Confidential Information and all memoranda, notes, records or other documents made or compiled by, or otherwise made available to, the Employee concerning the business of the Company or its affiliates shall be the Company's property and shall be delivered to the Company upon the termination of the Employee's employment hereunder or at any time upon the request of the Company. The Employee shall not at any time have or claim any right, title or interest in any material or matter of any sort prepared for or used in connection with the business or promotion of the Company or its affiliates.

     8. Non-Solicitation. The Employee further agrees that during employment by the Company and for a period of one year after termination of employment, except when acting on behalf of the Company, the Employee will not, directly or indirectly, in any manner or capacity induce any person, who at any time during the Employee's employment was an employee of the Company, to discontinue his or her employment in the Company or to interfere with the business of the Company.

     9. Alternative Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, the breach thereof, Employee's employment or the termination thereof (including without limitation any claims under federal, state, or local employment discrimination laws, wrongful discharge claims of whatever nature and any claims of tort or contractual restriction) shall be settled by binding arbitration before the American Arbitration Association in accordance with its National Rules for the Resolution of Employment Disputes or, in the event of a dispute relating to an employee benefit plan (including whether a severance payment is due pursuant to Sections 6(b) hereof), in accordance with its Employee Benefit Plan Claims Arbitration Rules. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     10. Assignment. The Employee may not delegate the performance of any of the Employee's obligations or duties hereunder, or assign any rights hereunder. Any such purported delegation or assignment shall be null and void and of no force or effect. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto.

     11. Survival of Covenants. Notwithstanding anything to the contrary contained in this Agreement, upon the expiration of the Term or in the event this Agreement is terminated for any reason whatsoever, the covenants and agreements of the Employee contained in Sections 7, 8 and 9 hereof, shall survive any such expiration or termination and shall not lapse.

     12. Severability. In case any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement; this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     13. Modification/Amendment. Neither this Agreement nor any provisions hereof may be waived, modified, amended, changed, discharged, or terminated except by an agreement in writing signed by both parties hereto.

     14. Waiver of Default. Any waiver by either party of a breach of any provision in this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

     15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS RULES REGARDING CONFLICT OF LAWS.

     16. Entire Agreement. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings with respect to such subject matter.

     17. Notices. Notices given pursuant to the provisions of this Agreement shall be in writing and shall be deemed given upon receipt if personally delivered or sent by facsimile transmission, or three days after deposit if sent by certified mail, return receipt requested, to the following addresses:

               To the Company:           Box Energy Corporation
                                         8201 Preston Road, Suite 600
                                         Dallas, Texas 75225-6211
                                         Attention:  President
                                         Fax Number:  (214) 890-8030

                To the Employee:
                                         ----------------------------
                                         ----------------------------
                                         ----------------------------

or such other address as shall be furnished in writing by either party to the other party.

     18. Headings. Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the day and year first above written.


                                      BOX ENERGY CORPORATION,
                                      a Delaware corporation


                                      By:
                                          -----------------------------
                                          James A. Watt
                                          President and Chief Operating
                                                Officer


                                      EMPLOYEE


                                      ---------------------------------

EXHIBIT "A"  (to Employment Agreement with                        )
                                           ----------------------

                      AGREEMENT FOR SEVERANCE PAYMENT,
                        RELEASE AND NON-DISCLOSURE

     WHEREAS,                          has been employed by Box Energy
Corporation pursuant to an Employment Agreement, which became effective August 29, 1997;

     WHEREAS, pursuant to the terms of that Employment Agreement, Box
Energy Corporation has agreed to pay                                a
severance payment provided that he executes this agreement for severance payment, release and non-disclosure within forty-five (45) days after his discontinuation of employment and otherwise qualifies for the severance payment under the terms of the Employment Agreement;

     WHEREAS, his employment was discontinued effective                ;

     WHEREAS,                           , on behalf of himself and his
spouse (if any) and his heirs, successors, assigns, agents, representatives, and related persons (hereinafter collectively referred to as "EMPLOYEE"), and Box Energy Corporation, on behalf of itself and its parent, subsidiaries and affiliated companies, and on behalf of their directors, officers, partners, employees, agents, attorneys, shareholders, representatives and related persons and entities (including, without limitation, J. R. Simplot and any affiliates thereof) (hereinafter collectively referred to as "EMPLOYER") wish to enter this agreement for a severance payment and for a release, waiver, and non-disclosure (hereinafter referred to as the "Agreement");

     NOW THEREFORE, in consideration of the mutual covenants set forth herein, EMPLOYER and EMPLOYEE agree as follows:

     1.     EMPLOYEE hereby agrees to accept a severance payment in the
amount of                          DOLLARS ($             ) less applicable
taxes and withholdings. EMPLOYEE is not entitled to the severance payment under this Paragraph one (1) unless he executes this Agreement within the forty-five (45) day period immediately following his discontinuation of employment and does not revoke it as provided in Paragraph fifteen (15) hereof.

     2. In consideration of the severance payment, EMPLOYEE hereby irrevocably and unconditionally releases EMPLOYER from any and all claims and causes of action, known or unknown, and damages, arising in any way from EMPLOYEE's employment with EMPLOYER and the discontinuation thereof that have arisen through the date of this Agreement. In consideration of the severance payment, EMPLOYEE waives all claims and causes of action against EMPLOYER and all damages, if any, that may be recoverable. This release and waiver of all claims and damages includes, but is not limited to, any tort or claim of contractual restriction relating to EMPLOYEE's employment or the discontinuation thereof, any claim of wrongful discharge, any claim of negligence, and all rights under federal, state or local law prohibiting race, sex, age, religion, national origin, handicap, disability or other forms of discrimination, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Texas Commission on Human Rights Act, as amended, any other state or local human rights laws, Worker's Compensation laws, the Employee Retirement Income Security Act, as amended, the Family Medical Leave Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, as amended, the Fair Labor Standards Act, as amended, and the National Labor Relations Act, as amended.

     3. This Agreement does not release or waive EMPLOYEE's rights, if any, as an employee (1) to any vested benefits under a benefit plan (including the Pension Plan of Box Energy Corporation and the Box Energy Corporation Prototype Cash or Deferred Profit Sharing Plan ("401K Plan")) which by its terms specifically provides for the vesting of benefits, (2) to convert any insured benefits under an employee benefit plan to the extent that the plan allows conversion, (3) to maintain his medical insurance in force provided by the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA); or (4) to exercise any applicable stock options awarded to EMPLOYEE.

     4. It is expressly understood and agreed that this Agreement is not and shall not be construed as an admission of liability on the part of EMPLOYER, which expressly denies that it is liable.

     5. For one year following the date EMPLOYEE executes this Agreement, EMPLOYEE will not, directly or indirectly, communicate with any reporters, broadcasters, or any other part of the media about EMPLOYER. EMPLOYEE hereby covenants that for two years following the date EMPLOYEE executes this Agreement, he will not, directly or indirectly, make any negative or disparaging communication about EMPLOYER, except for truthful testimony given under oath in the course of administrative or judicial proceedings. If EMPLOYEE violates the covenant in this paragraph, then he shall be liable to and shall tender to EMPLOYER an amount equal to fifty percent (50%) of the total severance amount set forth in Paragraph one (1) of this Agreement.

     6. EMPLOYEE agrees to preserve the confidentiality of all of the terms of this Agreement save and except as provided for herein. EMPLOYEE shall not acknowledge and/or disclose the existence of this Agreement and shall not divulge any of the terms of this Agreement to anyone; provided, however, that EMPLOYEE may disclose the terms of this Agreement (1) to his spouse, if any, (2) to his attorney and/or professional tax advisor/preparer, if any, and federal, state, and local income taxing authorities, for the limited purpose of obtaining professional tax advice and filing tax returns, (3) when compelled to do so by court order or other sufficient legal process, or (4) if necessary to enforce the terms of this Agreement. If EMPLOYEE violates the covenant in this paragraph, then he shall be liable to and shall tender to EMPLOYER an amount equal to fifty percent (50%) of the total severance amount set forth in Paragraph one (1) of this Agreement.

     7. In any suit pertaining to this Agreement, venue shall lie exclusively with the courts of Dallas County, Texas and the laws of the State of Texas shall govern the suit.

     8. In any suit to enforce the terms of this Agreement, the prevailing party shall recover its reasonable attorney's fees, expert witness fees, and court costs.

     9. The failure by any party to this Agreement to enforce at any time, or for any period of time, any one or more of the terms or conditions of this Agreement shall not be a waiver of such terms or conditions or of such party's right thereafter to enforce each and every term and condition of this Agreement.

     10. Should any clause, sentence, provision, paragraph or part of this Agreement for any reason whatsoever, be adjudged by any court of competent jurisdiction, or be held by any other competent authority having jurisdiction, to be invalid, unenforceable, or illegal, such judgment or holding shall be confined in its operation to the clause, sentence, provision, paragraph or part of this Agreement directly involved, and the remainder of this Agreement shall remain in full force and effect.

     11. Neither this Agreement nor any part thereof is admissible in any administrative or judicial proceeding other than one to enforce the terms of this Agreement.

     12. This Agreement shall be fairly construed and interpreted based on its language and without regard to which party authored the Agreement.


     13. This Agreement constitutes the entire agreement between the parties and supersedes all prior and contemporaneous negotiations, representations, agreements, and understandings. No change, modification, or termination of any of the provisions of this Agreement shall be effective unless set forth in a written instrument that is signed by both parties.

     14. EMPLOYEE represents that he was given twenty-one (21) or more days to consider this Agreement before signing it, and further that he was advised in writing to consult with an attorney before signing it.

     15. Pursuant to the Older Worker Benefit Protection Act, this Agreement cannot become effective and enforceable until seven days following its execution. Hence, the Severance Payment specified in Paragraph one (1) of this Agreement shall not be tendered until seven (7) days have elapsed following the date this Agreement is executed. For seven
(7) days following execution of this Agreement, EMPLOYEE may revoke the Agreement. If it is revoked, no Severance Payment will become due and no obligations will arise under this Agreement. If this Agreement is not revoked within seven (7) days of its execution, it then immediately becomes effective and enforceable, and EMPLOYER shall tender the Severance Payment specified in Paragraph one (1) to EMPLOYEE.

     16. EMPLOYEE hereby acknowledges that he has read the foregoing document, understands its contents, agrees to its terms and conditions, and that notwithstanding any medical condition, he is of sound mind and competent to enter into this Agreement, and that he has voluntarily and knowingly executed it in the space provided below.

                                           EMPLOYER

                                           BOX ENERGY CORPORATION,
                                           a Delaware corporation


                                       By:
---------------                        Name:
Date executed                          Its:



                                           EMPLOYEE


---------------                            --------------------------
Date executed



Acknowledgement


THE STATE OF TEXAS

COUNTY OF DALLAS


     BEFORE ME, the undersigned notary public, personally appeared
                                  , known to me to be that person whose
name is subscribed in the foregoing instrument and acknowledged to me that the instrument was executed for the purposes and consideration therein expressed and the capacity therein stated.

     SUBSCRIBED AND SWORN TO before me on this            day of          .



                                    --------------------------------
                                    Notary Public, State of Texas

My Commission Expires: